Exhibit 99.4

February 24, 2015

ZAGG Board of Directors Authorizes $15 Million for Stock Repurchase

SALT LAKE CITY, Feb. 24, 2015 (GLOBE NEWSWIRE) -- ZAGG Inc (Nasdaq:ZAGG), a leading mobile device accessories company with a brand portfolio that includes ZAGG and iFrogz, announced today the Board of Directors has authorized a $15 million share repurchase. The company will use cash from operations to fund the share repurchase in 2015.

About ZAGG Inc:

ZAGG Inc (Nasdaq:ZAGG) and its subsidiaries (the "company") design, produce and distribute creative mobile accessory solutions. The company's three distinct brands -- ZAGG, iFrogz and InvisibleShield® -- offer solutions such as keyboards, cases, screen protection, audio, power management and gaming products. ZAGG serves as the professional, work-hard technology-based product line; iFrogz is the fun, trend-driven, clever and colorful product line; and InvisibleShield is the durable, scientifically-formulated, protective product line. ZAGG Inc distinguishes itself by offering industry-leading products through targeted global distribution channels, with the broadest product offering in its sector. More information about the company and its brands is available at ZAGG.com.

CONTACT:

      Investor Relations:

ZAGG Inc

Kim Rogers

801-506-7008

kim.rogers@zagg.com

Media:

Edelman

Roman Skuratovskiy

650-762-2835

roman.skuratovskiy@edelman.com

Company:

ZAGG Inc

Nathan Nelson

801-506-7341

nnelson@zagg.com

Source: ZAGG Inc